EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 1999 appearing on page F-2 of Sybron Chemicals Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.




PricewaterhouseCoopers LLP

Philadelphia, PA
March 31, 1999



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